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                                                                     EXHIBIT 3.8

                           ARTICLES OF INCORPORATION

                                      OF

                            MUSIC ACQUISITION, INC.


          The undersigned, desiring to form a corporation for profit under the General Corporation Law of Ohio, does hereby certify:

          FIRST: The name of said corporation shall be Music Acquisition, Inc.

          SECOND: The place in the State of Ohio where its principal office is to be located is Cleveland, in Cuyahoga County.

          THIRD:    The purpose for which it is formed is:

                    To engage in any lawful acts or activities for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

          FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is Seven Hundred Fifty (750) shares, all of which shall be common shares without par value.

          FIFTH: No holder of shares of the corporation shall have any preemptive right to subscribe for or to purchase any shares of the corporation of any class, whether such shares or such class be now or hereafter authorized.

          SIXTH: The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

          SEVENTH: Notwithstanding any provision of the General Corporation Law of Ohio now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to vote two-thirds of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class of shares thereof.
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          EIGHTH:   The amount of capital with which the corporation will begin business will be not less than Five Hundred Dollars ($500).

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day of May, 1990.


                                    /s/ Neil McGinness
                                    ----------------------------
                                    NEIL McGINNESS, Incorporator